UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

MAVENIR SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1700 International Parkway, Suite 200 Richardson, Texas	75081
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 916-4393

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously reported, on February 28, 2015, Mavenir Systems, Inc., a Delaware corporation (“Mavenir”) entered into a definitive Agreement and Plan of Merger, which agreement was amended on April 10, 2015 and on April 20, 2015 (as amended, the “Merger Agreement”), with Mitel Networks Corporation, a Canadian corporation (“Mitel”), and Roadster Subsidiary Corporation, a Delaware corporation and indirect, wholly owned subsidiary of Mitel (“Merger Sub”), pursuant to which Mitel agreed to acquire Mavenir in a cash and stock transaction.

On April 1, 2015, Merger Sub commenced an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of Mavenir (“Mavenir Common Stock”) in exchange for either:

•	an amount of cash (the “Cash Consideration”) equal to (a) $11.08 plus (b) the value of 0.675 times the average of the volume weighted average price on the NASDAQ Global Market of a Mitel common share, without par value (“Mitel Common Share”), on each of the ten (10) consecutive trading days ending on and including the second trading day prior to the expiration date of the Offer; or

•	a number of Mitel Common Shares (the “Share Consideration”) equal in value to the Cash Consideration (based on the average of the volume weighted average price on the NASDAQ Global Market of a Mitel Common Share on each of the ten (10) consecutive trading days ending on and including the second trading day prior to the expiration date of the Offer);

in each case, without interest and less any applicable withholding taxes and subject to automatic adjustment and proration procedures provided in the Merger Agreement.

On April 27, 2015, Mitel announced that the Cash Consideration and the Share Consideration would equal $17.55 and 1.8320 Mitel Common Shares, respectively, in each case assuming that the Offer expired at 12:00 midnight, New York City time, on April 28, 2015 (one minute after 11:59 p.m., New York City time, on April 28, 2015). Mitel determined the Cash Consideration and the Share Consideration based on the average of the volume weighted average price on the NASDAQ Global Market of a Mitel common share on each of the ten (10) consecutive trading days ending on and including the second trading day prior to April 28, 2015, or $9.5796. The amount of cash and/or Mitel Common Shares that each Mavenir stockholder will receive will depend upon the automatic adjustment and proration procedures provided in the Merger Agreement.

On April 29, 2015, Mitel announced the completion of the Offer, which expired at 12:00 Midnight, New York City time, on April 28, 2015 (one minute after 11:59 p.m., New York City time, on April 28, 2015). According to Computershare Trust Company N.A., the exchange agent for the Offer, as of the expiration of the Offer, approximately 24,266,280 shares of Mavenir Common Stock were validly tendered and not withdrawn in the Offer, representing approximately 83% of the issued and outstanding shares of Mavenir Common Stock. On April 29, 2015, Mitel also announced that Merger Sub had accepted for payment all of the tendered shares of Mavenir Common Stock.

In addition, on April 29, 2015, pursuant to the terms of the Merger Agreement, Merger Sub exercised its option (the “Top-Up Option”) to purchase from Mavenir an aggregate number of additional shares of Mavenir Common Stock such that, when added to the number of shares of Mavenir Common Stock already owned by Mitel and Merger Sub at the time of the exercise of such option, Mitel and Merger Sub owned at least one share more than 90% of the shares of Mavenir Common Stock outstanding on a fully-diluted basis. Pursuant to the exercise of the Top-Up Option, Merger Sub purchased from Mavenir a total of 51,861,751 newly issued shares of Mavenir Common Stock (the “Top-Up Option Shares”) for an aggregate purchase price equal to the number of Top-Up Option Shares multiplied by the Cash Consideration. Such Top-Up Option Shares, combined with the shares of Mavenir Common Stock acquired by Merger Sub in the Offer, represented 90% of the then outstanding shares of Mavenir Common Stock outstanding on a fully-diluted basis.

Pursuant to the terms of the Merger Agreement, following consummation of the Offer and the exercise of the Top-Up Option, Merger Sub merged with and into Mavenir with Mavenir surviving as an indirect, wholly owned subsidiary of Mitel (the “Merger”), without the need for a meeting of holders of shares of Mavenir Common Stock. At the effective time of the Merger on April 29, 2015, each outstanding share of Mavenir Common Stock not tendered and accepted pursuant to the Offer (other than shares of Mavenir Common Stock owned directly or indirectly by Mavenir, Mitel or Merger Sub, or any of their respective subsidiaries, or shares of Mavenir Common Stock as to which appraisal rights have been perfected in accordance with applicable law), were cancelled and converted into the right to receive the same consideration for such share as a No Election Share (as defined in the Merger Agreement). In addition, upon consummation of the Merger: (i) each of Mavenir’s vested and in-the-money outstanding options was cancelled and converted into the right to receive an amount in cash equal to the excess of the Cash Consideration over the exercise price of such option, without interest and less any applicable withholding taxes, and (ii) all other Mavenir options were converted into options to acquire Mitel Common Shares on substantially equivalent terms and subject in the case of unvested options to the same vesting schedules.

Based on preliminary election results, Mavenir stockholders that elected to receive Cash Consideration are expected to be prorated and receive a combination of cash and Mitel Common Shares for each of their shares of Mavenir Common Stock. Mavenir stockholders that elected to receive Share Consideration or that did not make an election or tender their shares in the Offer are not expected to be prorated and are expected to receive 1.8320 Mitel Common Shares for each of their shares of Mavenir Common Stock. No fractional Mitel Common Shares will be issued, and Mavenir stockholders will receive cash in lieu of fractional shares. A press release announcing the final results of the election will be issued by Mitel once the proration calculations have been finally determined. Any questions regarding the calculation of the Cash Consideration, the Share Consideration and proration should be made to Georgeson Inc., toll-free at 1-866-628-6021.

Mitel funded the Offer and the Merger through cash on hand and borrowings under the New Credit Facilities, described in Item 1.01 herein.

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2015, Mitel, in connection with the consummation of the Offer and the Merger completed a refinancing of its long-term senior debt by entering into a senior secured credit agreement among Mitel and Mitel U.S. Holdings, Inc. as the borrowers (the “Borrowers”), Bank of America, N.A. as the administrative agent and collateral agent, Bank of America, N.A. (acting through its Canada branch) as the Canadian administrative agent and Canadian collateral agent, and Bank of America, N.A. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint bookrunners, HSBC Bank Canada, Export Development Canada and Societe Generale as Co-Documentation Agents and the lenders named therein (the “Credit Agreement”). Subject to certain exceptions, all of Mitel’s obligations under the New Credit Facilities (as defined below) are or will be guaranteed by each existing or subsequently acquired or created wholly owned material subsidiary of Mitel, including Mavenir, and are or will be secured on a first priority basis by a perfected first priority security interest in substantially all tangible and intangible assets of Mitel and each of such guarantors and in the equity interests of Mitel’s and such guarantors’ direct material subsidiaries.

The Credit Agreement consists of an undrawn $50 million revolving credit facility and a fully drawn $660 million term loan facility (each, a “Credit Facility” and together, the “New Credit Facilities”). Proceeds from the New Credit Facilities were used to finance the acquisition of Mavenir, repay the approximately $280.2 million outstanding under Mitel’s existing credit facilities and to repay the approximately $27.3 million outstanding under Mavenir’s existing credit facilities, as well as fees and expenses related to the foregoing.

The undrawn $50 million revolving Credit Facility bears interest at LIBOR, or a base rate at the option of Mitel, plus an applicable margin which is currently 4.0% and the revolving Credit Facility matures on April 29, 2020. Mitel may also borrow Canadian dollars under the revolving Credit Facility. Such borrowings bear interest at the Canadian prime rate plus an applicable margin, which is currently 3.0%. The $660 million term loan bears interest at LIBOR (subject to a 1.00% floor), or a base rate at the option of Mitel, plus an applicable margin which is currently 4.0% and the term Credit Facility matures on April 29, 2022. The term Credit Facility requires quarterly principal repayments of 0.25% of the original outstanding principal amount.

Mitel is also required to make annual principal repayments on the term Credit Facility based on a percentage of Excess Cash Flow (as defined in the Credit Agreement). The annual repayments are required to be paid within 100 days of the end of Mitel’s fiscal year (December 31), beginning after the end of fiscal 2016. The Credit Agreement provides that under certain circumstances Mitel will be required to make a prepayment premium payment of 1% over the principal amount in respect of prepayments of the term Credit Facility that are made within the first six months following the loan. Otherwise, the term Credit Facility can be prepaid without premium or penalty.

The Credit Agreement contains customary default clauses, wherein repayment of one or more of the New Credit Facilities may be accelerated in the event of an uncured default. The proceeds from the issuance of debt, and proceeds from the sale of Mitel’s assets, may also be required to be used, in whole or in part, to make mandatory prepayments under the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants, including: (a) periodic financial reporting requirements, (b) a maximum ratio of Consolidated Total Debt (as defined in the Credit Agreement) to the trailing twelve months of Consolidated EBITDA (as defined in the Credit Agreement) (“Leverage Ratio”), (c) limitations on the incurrence of subsidiary indebtedness and also indebtedness of the borrowers themselves, (d) limitations on liens, (e) limitations on investments, (f) limitations on the payment of dividends and (g) limitations on capital expenditures. The maximum Leverage Ratio under the Credit Agreement applies to Mitel for the period ending September 30, 2015 and for all fiscal quarters thereafter as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
September 30, 2015 through September 30, 2016	4.25:1.00
December 31, 2016 through September 30, 2017	3.25:1.00
December 31, 2017 through September 30, 2018	3.00:1.00
December 31, 2018 through September 30, 2019	2.75:1.00
December 31, 2019 and thereafter	2.50:1.00

The lenders and the agents (and their respective subsidiaries or affiliates) under the New Credit Facilities have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Mitel, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Borrowers or their subsidiaries or affiliates, for such services.

The foregoing description of the Credit Agreement governing the New Credit Facilities, and Mavenir’s guarantee of the obligations thereunder, is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On April 29, 2015, Mavenir repaid the approximately $27.3 million outstanding under its Amended and Restated Loan and Security Agreement with Silicon Valley Bank (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) and subsequently terminated such agreement. The Loan Agreement provided for a $26.9 million secured term loan, a $15 million secured revolving line of credit and a $5 million secured line for letters of credit, foreign exchange and cash management services. Each loan was secured by substantially all of the assets of Mavenir and its subsidiaries, including intellectual property. Mavenir incurred a prepayment amount of 1% over the principal amount of the existing term loan facility in connection with the early repayment and termination of the Loan Agreement.

The information contained in the Introductory Note is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification of Rights of Security Holders.

The information contained in the Introductory Note, Item 5.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As described in the Introductory Note above, on April 29, 2015, Merger Sub accepted for payment all shares of Mavenir Common Stock that were validly tendered and not withdrawn prior to the expiration of the Offer. As a result of the acceptance of such Shares, a change in control of Mavenir has occurred.

As described above, the Merger was completed on April 29, 2015. No stockholder vote was required to consummate the Merger. At the effective time of the Merger on April 29, 2015, each outstanding share of Mavenir Common Stock not tendered and accepted pursuant to the Offer (other than shares of Mavenir Common Stock owned directly or indirectly by Mavenir, Mitel or Merger Sub, or any of their respective subsidiaries, or shares of Mavenir Common Stock as to which appraisal rights have been perfected in accordance with applicable law), was cancelled and converted into the right to receive the same consideration for such share as a No Election Share (as defined in the Merger Agreement).

The aggregate consideration paid by Merger Sub in the Offer and Merger was approximately $541 million (which amount represents the cash required to fund the aggregate Cash Consideration, the estimated value of Mitel common shares issued for the aggregate Share Consideration, assuming a value of Mitel common shares of $9.59 per share (the closing price of a Mitel common share on the NASDAQ Global Market on April 28, 2015) and the cash required to cash-out outstanding vested and in-the-money stock options of Mavenir, without giving effect to related transaction fees and expenses. Mitel funded the Offer and the Merger through cash on hand and borrowings under the New Credit Facilities.

The information contained in the Introductory Note and in Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on April 29, 2015, the members of the board of directors of Mavenir resigned, and immediately following the effective time of the Merger, Steve E. Spooner, Greg Hiscock and Douglas McCarthy were elected as members of the board of directors of Mavenir, each to hold office until their respective successors are duly elected or appointed and qualified or until their earlier respective deaths, resignations or removals from office.

Information about Steve E. Spooner, Greg Hiscock and Douglas McCarthy is contained in the Offer to Exchange (the “Offer to Exchange”) dated April 28, 2015, filed by Mitel pursuant to Rule 424(b)(3) on April 29, 2015 which information is incorporated herein by reference.

The information contained in the Introductory Note is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation of Mavenir and the bylaws of Mavenir were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, which are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On April 29, 2015, Mitel issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 28, 2015, and amendments thereto, dated April 10, 2015 and April 20, 2015, among Mitel Networks Corporation, Roadster Subsidiary Corporation and Mavenir Systems, Inc. (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-4 filed by Mitel on April 21, 2015).

3.1	Amended and Restated Certificate of Incorporation of Mavenir Systems, Inc.

3.2	Amended and Restated By-laws of Mavenir Systems, Inc.

10.1	Credit Agreement, dated April 29, 2015, among Mitel Networks Corporation and Mitel U.S. Holdings, Inc. as the borrowers, Bank of America, N.A. as the administrative agent and collateral agent, Bank of America, N.A. (acting through its Canada branch) as the Canadian administrative agent and Canadian collateral agent, and Bank of America, N.A. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint bookrunners, HSBC Bank Canada, Export Development Canada and Societe Generale as Co-Documentation Agents and the lenders named therein (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mitel Networks Corporation on May 1, 2015).

99.1	Press Release issued by Mitel, dated April 29, 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Mitel Networks Corporation on April 29, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

MAVENIR SYSTEMS, INC.

By:	/s/ Terry Hungle
Name: Terry Hungle Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 28, 2015, and amendments thereto, dated April 10, 2015 and April 20, 2015, among Mitel Networks Corporation, Roadster Subsidiary Corporation and Mavenir Systems, Inc. (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-4 filed by Mitel on April 21, 2015).

3.1	Amended and Restated Certificate of Incorporation of Mavenir Systems, Inc.

3.2	Amended and Restated By-laws of Mavenir Systems, Inc.

10.1	Credit Agreement, dated April 29, 2015, among Mitel Networks Corporation and Mitel U.S. Holdings, Inc. as the borrowers, Bank of America, N.A. as the administrative agent and collateral agent, Bank of America, N.A. (acting through its Canada branch) as the Canadian administrative agent and Canadian collateral agent, and Bank of America, N.A. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint bookrunners, HSBC Bank Canada, Export Development Canada and Societe Generale as Co-Documentation Agents and the lenders named therein (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mitel Networks Corporation on May 1, 2015).

99.1	Press Release issued by Mitel, dated April 29, 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Mitel Networks Corporation on April 29, 2015).